Exhibit 99.1

2nd Quarter 2011 Earnings Release

Aimco
• APARTMENT HOMES •

2nd Quarter 2011 Earnings Release

Page

1	Earnings Release
8	Consolidated Statements of Operations
10	Consolidated Balance Sheets
11	Schedule 1a — Funds From Operations (2Q 2011 v. 2Q 2010)
13	Schedule 1b — Funds From Operations (YTD 2Q 2011 v. YTD 2Q 2010)
15	Schedule 2 — Portfolio Summary
16	Schedule 3 — Net Asset Value Supplemental Information
18	Schedule 4 — Property Debt Information
20	Schedule 5 — Share Data
21	Schedule 6a — Conventional Same Store Operating Results (2Q 2011 v. 2Q 2010)
22	Schedule 6b — Conventional Same Store Operating Results (2Q 2011 v. 1Q 2010)
23	Schedule 6c — Conventional Same Store Operating Results (YTD 2Q 2011 v. YTD 2Q 2010)
24	Schedule 7a — Total Conventional Portfolio Data by Market (2Q 2011 v. 2Q 2010)
25	Schedule 7b — Total Conventional Portfolio Data by Market (1Q 2011)
26	Schedule 8 — Property Sales and Acquisition Activity
27	Schedule 9 — Capital Additions
28	Glossary and Reconciliations

Aimco Reports Second Quarter 2011 Results: Rental Rates Accelerating,
Pro forma FFO Ex-Items Up 16% Year-to-Date
Denver, Colorado, July 29, 2011 — Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its second quarter and year-to-date 2011 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco’s business improved significantly during the second quarter with rising rental rates, continued high average daily occupancy and sustainable expense reductions. We begin the second half of the year in a strong position to generate competitive earnings growth through solid operating performance, further reductions in off-site costs, lower cost of leverage and accretive investment activities.”
Chief Financial Officer Ernie Freedman adds: “Aimco’s second quarter Pro forma FFO of $0.27 per share exceeded the upper end of Aimco’s guidance range by $0.05 per share, primarily as a result of strong operating results. Total Same Store NOI increased 5.1% compared to second quarter 2010, with revenue growth of 2.6% and sustainable expense reductions of 1.4%. Rental rate increases accelerated during the quarter with 5.1% growth in new lease rates and renewal rate increases of 3.6%. Based on results year-to-date, we expect Total Same Store NOI growth relative to 2010 to be in a range of 5.0% to 6.0% and, accordingly, we are increasing Pro forma FFO guidance to $1.45 to $1.51 per share, or an increase of $0.09 per share at the mid-point.”
Financial Results
Pro forma FFO, Excluding One-Time Items, up 16% Year-to-Date*

	SECOND QUARTER		YEAR TO DATE
	2011	2010	2011	2010
Net loss per share	$(0.28)	$(0.15)	$(0.55)	$(0.50)
Funds from Operations (FFO)	$0.27	$0.40	$0.65	$0.65
Add back Aimco’s share of operating real estate impairment losses	$0.02	$0.03	$0.03	$0.10
Deduct Aimco’s share of preferred equity redemption related amounts	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Pro forma Funds from Operations (Pro forma FFO)	$0.27	$0.41	$0.66	$0.73
Deduct Aimco’s share of Capital Replacements	$(0.13)	$(0.14)	$(0.23)	$(0.24)
Adjusted Funds From Operations (AFFO)	$0.14	$0.27	$0.43	$0.49

*
Year-to-date 2011 Pro forma FFO of $0.66 per share includes a one-time charge of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction completed during the quarter. This transaction is described in further detail in the Balance Sheet and Liquidity section of this release. Year-to-date 2010 Pro forma FFO of $0.73 per share includes a net benefit of $0.03 per share related to several, mostly offsetting, one-time items during second quarter 2010. Excluding these one-time items from each period, year-to-date 2011 Pro forma FFO increased 16% when compared to the same period last year.

Net loss — Net loss attributable to Aimco common stockholders for the quarter was $33.2 million, compared to net loss of $18.0 million for second quarter 2010. Second quarter 2011 net loss increased as compared to second quarter 2010 primarily due to: an increase of $20.5 million in interest expense, substantially all of which is related to debt prepayment penalties and write-off of deferred loan costs; a decrease of $11.6 million in income from discontinued operations as a result of 2010 and 2011 property sales; and a decrease of $9.7 million in other income, primarily as a result of $7.6 million of legal settlements, net of tax, which occurred during second quarter 2010 that did not recur in second quarter 2011. These decreases in income were offset by an increase of $12.4 million in property net operating income, a decrease of $8.7 million in depreciation and amortization and a decrease of $2.8 million in general and administrative expenses.

1

Funds from Operations — FFO is a non-GAAP financial measure defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $32.3 million, or $0.27 per share, compared to $46.9 million, or $0.40 per share, in second quarter 2010. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes operating real estate impairment losses and preferred equity redemption related amounts, was $32.3 million, or $0.27 per share, compared to $47.8 million, or $0.41 per share, in second quarter 2010. Second quarter 2011 Pro forma FFO of $0.27 per share, including prepayment penalties and write off of deferred loan costs totaling $0.15 per share, was $0.05 per share above the upper end of Aimco’s guidance range, primarily as a result of better than expected property operating results.
Property Operations
Property operating results discussed below, including property net operating income (NOI), relate to properties that Aimco owns and manages, and that are classified within continuing operations. To ensure comparability between periods, results are based on Aimco’s current period ownership. See the Glossary for property definitions and reconciliation of non-GAAP measures and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.
Diversified Operating Portfolio — Aimco’s property operations consist primarily of Conventional, with some Affordable, real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, and Other Properties.
Affordable real estate operations consist of Aimco’s portfolio of properties with rents that are generally paid, in whole or in part, by a government agency. Affordable properties tend to have more stable rents and higher occupancy than Conventional properties due to government rent payments and thus are less affected by market fluctuations.
Total Same Store NOI Up 6.8% Year-to-Date

	SECOND QUARTER				YEAR TO DATE
		Year-over-year Variance				Year-over-year Variance
	% NOI	Revenue	Expenses	NOI	% NOI	Revenue	Expenses	NOI
Conventional Same Store	79%	2.4%	-1.3%	4.6%	79%	2.0%	-3.9%	5.8%
Affordable Same Store	13%	3.7%	-2.3%	8.4%	12%	4.5%	-6.7%	14.2%
Total Same Store	92%	2.6%	-1.4%	5.1%	91%	2.3%	-4.3%	6.8%
Other Conventional	8%	3.0%	-2.1%	7.4%	8%	1.0%	-0.2%	1.9%
Affordable Redevelopment	—	—	—	—	1%	6.7%	9.9%	4.4%
Total Portfolio	100%	2.6%	-1.5%	5.3%	100%	2.3%	-3.7%	6.4%
During second quarter 2011, total revenue across Aimco’s portfolio increased 2.6% when compared to second quarter 2010 while expenses declined 1.5%. Portfolio-wide expense savings were primarily the result of decreases in insurance expense, personnel expenses, turnover costs and marketing. These decreases were partially offset by an increase in real estate taxes as a result of successful appeals recognized in second quarter 2010 that did not recur in second quarter 2011.

2

Conventional Same Store Results — In second quarter 2011, the Conventional Same Store portfolio included 171 communities with 58,459 units, in which Aimco had a weighted average ownership of 94%.
Conventional Same Store NOI Growth Exceeds Upper End of Guidance Range

	SECOND QUARTER			SECOND QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2011	2010	Variance	1st Qtr	Variance	2011	2010	Variance
Average Daily Occupancy	95.9%	95.7%	0.2%	96.4%	-0.5%	96.2%	95.8%	0.4%
Average Rent Per Unit	$1,070	$1,052	1.7%	$1,058	1.1%	$1,066	$1,054	1.1%

$ in Millions
Revenue	$187.0	$182.6	2.4%	$185.9	0.6%	$371.8	$364.4	2.0%
Expenses	(68.0)	(68.9)	-1.3%	(69.1)	-1.6%	(136.6)	(142.1)	-3.9%
NOI	$119.0	$113.7	4.6%	$116.8	1.9%	$235.2	$222.3	5.8%
Rental Rates Accelerating
Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease. Average increases in Conventional Same-Store new lease and renewal rental rates for the first half of 2011 are as follows:

	SECOND QUARTER	FIRST QUARTER	YEAR-TO-DATE

New lease	5.1%	1.9%	3.8%
Renewal	3.6%	3.0%	3.4%
Refer to Supplemental Schedules 6a through 6c for additional details on Conventional Same Store operating results.
Affordable Same Store Results — In second quarter 2011, the Affordable Same Store portfolio included 147 communities with 18,478 units, in which Aimco had a weighted average ownership of 69%. For second quarter 2011, average month-end occupancy for the affordable portfolio was 97.6%, an increase of 0.1% from second quarter 2010, while average rent per unit increased 4.0% from $810 to $842 per unit.
Portfolio
Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target capital allocation of 10% to Affordable apartment communities.
Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For first quarter 2011, the most recent period for which REIS information is available, Aimco’s Conventional Property rents averaged 99% of local market average rents.
For second quarter 2011, average rents for the Conventional portfolio were $1,079 per unit, a 3.8% increase compared to second quarter 2010, as a result of year-over-year rent growth and the sale of Conventional properties during 2010 and 2011 with rents substantially lower than those of the retained portfolio.

3

Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. In executing this strategy, Aimco expects to reduce its investment in markets outside the 20 largest markets and to increase its investment in the 20 largest markets through redevelopment, acquisitions and increasing ownership in properties Aimco already owns through limited partnerships. During second quarter 2011, net operating income generated by Conventional properties located in Aimco’s target markets accounted for 85% of total Conventional Property net operating income, an increase of 2% compared to second quarter 2010.
In second quarter 2011, Aimco sold seven Conventional properties and seven Affordable properties with 1,741 and 646 units, respectively, for $109.8 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $31.3 million.
See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s Conventional portfolio quality and capital allocation, and Supplemental Schedule 8 for additional details on disposition activity.
Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF JUNE 30, 2011
		% of	Weighted Avg	Weighted
Aimco leverage ($ in millions)	Amount	Total	Maturity (Yrs)	Avg Rate
Aimco’s share of long-term, non-recourse property debt	$4,808.8	86%	8.1	5.39%
Aimco’s share of other borrowings	30.9	<1%	n/a	4.57%
Revolving credit facility	21.5	<1%	2.1	6.25%
Subtotal debt	$4,861.2	87%	8.1	5.36%
Preferred securities	752.0	13%	Perpetual	7.49%
Total leverage	$5,613.2	100%	n/a	5.67%
See Supplemental Schedule 4 for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.
Property Debt Refinancing and Securitization — As Aimco announced on May 20, 2011, the company completed a series of financing transactions that repaid 19 non-recourse property loans scheduled to mature between 2012 and 2016 with proceeds from new long-term, fixed-rate, non-recourse property loans (the “new loans”). The new loans, which total $673.8 million, were closed in three parts; $218.6 million closed in December 2010, $120.6 million closed in March 2011, and $334.6 million closed in May 2011. Each of the new loans has a ten-year term, and a 30-year amortization schedule.
In June 2011, Freddie Mac securitized the new loans, creating its first multifamily private label securitization trust. The trust holds only the new Aimco loans referenced above and trades under the label FREMF 2011-KAIV.
As part of the securitization transaction, Aimco purchased for $51.5 million the first loss position and two mezzanine positions from the securitization trust, effectively reducing Aimco’s debt obligation. The face value of the notes is $100.9 million and the $49.4 million discount will be accreted into interest income over the ten-year term of the notes.
The weighted average interest rate on the 19 new loans is 5.49% while the net effective cost of the new loans is 5.19%, taking into account the weighted average interest rate on the new loans, transaction costs and interest income Aimco will earn from the securitization trust notes.

4

Property Debt Financing Commitments — Aimco’s share of property debt maturities during the balance of 2011 through 2014 totals $883.7 million, or approximately 18% of total property debt outstanding at June 30, 2011. Aimco has secured firm commitments to refinance $151.3 million, or approximately 17%, of maturities through 2014 as follows:

	Aimco’s Share of Property Debt Maturities
	Balance				Total/
($ in millions)	of 2011	2012	2013	2014	Weighted Avg
As of June 30, 2011	$14.5	$288.3	$295.6	$285.3	$883.7
Maturing balances with committed financing	—	92.2	—	59.1	151.3
Remaining maturing balances	$14.5	$196.1	$295.6	$226.2	$732.4

Weighted average interest rates
Existing loans with committed financing		5.34%		5.75%	5.50%
Committed financing		4.47%		4.20%	4.37%
Revolving Credit Facility — Aimco’s recourse debt at June 30, 2011, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. At the end of second quarter, Aimco had $21.5 million outstanding on its revolving credit facility and available capacity was $251.5 million, net of $27.0 million of letters of credit backed by the facility.
Coverage Ratios — Aimco’s second quarter EBITDA Coverage of Interest and EBITDA Coverage of Interest and Preferred Dividends ratios were 2.12:1 and 1.73:1, compared to first quarter 2011 ratios of 2.11:1 and 1.72:1, respectively. Separately, in connection with its revolving credit facility, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For second quarter 2011, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.59:1 and 1.35:1, compared to covenants in place during the quarter of 1.40:1 and 1.20:1, respectively, and first quarter 2011 ratios of 1.58:1 and 1.34:1. Aimco expects to remain in compliance with these covenants.
Equity Activity— From April 1, 2011, through the date of this release, Aimco has issued 1.7 million shares under its At-the-Market (ATM) offering program at a weighted average price of $25.62 per share, generating gross proceeds of $42.9 million. The proceeds from the ATM offering were used primarily to match-fund investment activities during the period and to fund prepayment penalties described in this release. From January 1, 2011, through the date of this release, Aimco has issued 2.8 million shares under its ATM offering program at a weighted average price of $24.69 per share, generating gross proceeds of $70.6 million.
As previously announced, on July 26, 2011, Aimco priced an underwritten public offering of 800,000 shares of its 7.00% Class Z Cumulative Preferred Stock at $24.25 per share, equating to a yield of 7.216%, for gross proceeds to Aimco of approximately $19.4 million. Aimco intends to use the net proceeds from the offering of approximately $18.5 million to partially redeem outstanding preferred securities with a higher dividend rate. Aimco expects to close the sale of the Class Z Cumulative Preferred Stock, subject to customary conditions, on or about July 29, 2011.
The shares of Class Z Cumulative Preferred Stock have a liquidation preference of $25 per share, have no stated maturity, are not subject to any sinking fund and are redeemable at par plus accumulated, accrued and unpaid dividends at Aimco’s option at any time after July 29, 2016.
Dividend — Aimco’s Board of Directors declared a cash dividend of $0.12 per share on its Class A Common Stock for the quarter ended June 30, 2011. The dividend is payable August 31, 2011 to shareholders of record on August 19, 2011.

5

2011 Outlook

CHANGE FROM
	THIRD		MIDPOINT OF
	QUARTER	FULL YEAR*	PRIOR OUTLOOKS

Net loss per share	-$0.32 to -$0.28	-$1.23 to -$1.17	+$0.05
Pro forma FFO per share [1]	$0.38 to $0.42	$1.45 to $1.51	+$0.09

Conventional Same Store Operating Measures
NOI change compared to prior quarter 2011	-0.5% to 0.5%
NOI change compared to same period 2010	3.0% to 4.0%	4.5% to 5.5%	+1.0%
Average daily occupancy		95.5% - 96.5%	—
Revenue change compared to 2010		2.5% to 3.0%	+0.25%
Expense change compared to 2010		-1.5% to -1.0%	-1.25%

Affordable Same Store NOI change compared to 2010		10.0% to 11.0%

Total Same Store NOI change compared to 2010		5.0% to 6.0%

Total Portfolio NOI change compared to 2010		4.0% to 5.0%	+1.0%

*
Full year guidance includes a one-time charge of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction completed during second quarter, which is described in further detail in the Balance Sheet and Liquidity section of this release.

Earnings Conference Call

Live Conference Call	Conference Call Replay

Friday, July 29, 2011, at 1:00 p.m. Eastern time	Available until 9:00 a.m. Eastern time on August 8, 2011
Domestic Dial-In Number: 1-866-843-0890	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-9250	International Dial-In Number: 1-412-317-0088
Passcode: 8254791	Passcode: 10001841
Live webcast and replay: www.aimco.com/CorporateInformation/About/Financial/news.aspx
Upcoming Property Tours
Management will be hosting property tours in Southern California on October 4th and 5th. Additional details will be communicated in the coming months.
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco’s website at www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

6

Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of third quarter and full year 2011 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 607 communities serving approximately 500,000 residents in 38 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, Investor@Aimco.com

7

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES:
Rental and other property revenues	$273,384	$266,728	$545,176	$533,332
Asset management and tax credit revenues	7,651	9,796	16,887	14,497

Total revenues	281,035	276,524	562,063	547,829

OPERATING EXPENSES:
Property operating expenses	117,379	123,126	240,908	250,266
Investment management expenses	2,187	5,141	5,219	8,370
Depreciation and amortization	94,084	102,809	193,117	206,092
General and administrative expenses	12,372	15,184	23,498	26,919
Other expense (income), net	5,222	(4,485)	9,156	(2,148)

Total operating expenses	231,244	241,775	471,898	489,499

Operating income	49,791	34,749	90,165	58,330

Interest income	2,254	1,909	4,502	5,080
(Provision for) recovery of losses on notes receivable	(36)	148	(53)	(278)
Interest expense	(96,716)	(76,203)	(171,805)	(152,579)
Equity in (losses) earnings of unconsolidated real estate partnerships	(1,798)	(5,295)	(3,446)	3,853
Gain on dispositions of unconsolidated real estate and other, net	808	3,041	2,021	4,485

Loss before income taxes and discontinued operations	(45,697)	(41,651)	(78,616)	(81,109)

Income tax benefit	2,257	3,385	4,765	7,151

Loss from continuing operations	(43,440)	(38,266)	(73,851)	(73,958)

Income from discontinued operations, net [1]	16,469	28,096	19,603	47,028

Net loss	(26,971)	(10,170)	(54,248)	(26,930)
Noncontrolling interests:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	2,771	2,716	10,076	(9,418)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,671)	(1,683)	(3,342)	(3,376)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	2,420	1,312	4,803	4,381

Total noncontrolling interests	3,520	2,345	11,537	(8,413)

Net loss attributable to Aimco	(23,451)	(7,825)	(42,711)	(35,343)
Net income attributable to Aimco preferred stockholders	(9,672)	(10,128)	(22,128)	(23,050)
Net income attributable to participating securities	(54)	(42)	(111)	—

Net loss attributable to Aimco common stockholders	$(33,177)	$(17,995)	$(64,950)	$(58,393)

Weighted average common shares outstanding — basic and diluted	119,156	116,323	118,238	116,179

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.35)	$(0.33)	$(0.66)	$(0.75)
Income from discontinued operations attributable to Aimco common stockholders	0.07	0.18	0.11	0.25

Net loss attributable to Aimco common stockholders	$(0.28)	$(0.15)	$(0.55)	$(0.50)

8

Consolidated Statements of Operations (continued)
Notes to Consolidated Statements of Operations

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Rental and other property revenues	$4,019	$21,695	$11,538	$47,639
Property operating expenses	(2,169)	(9,590)	(6,288)	(25,910)
Depreciation and amortization	(1,647)	(6,311)	(4,065)	(12,839)
Provision for operating real estate impairment losses	(2,452)	(895)	(6,307)	(8,121)

Operating (loss) income	(2,249)	4,899	(5,122)	769
Interest income	262	101	314	183
Interest expense	(1,009)	(3,881)	(2,602)	(8,308)

(Loss) income before gain on dispositions of real estate and income taxes	(2,996)	1,119	(7,410)	(7,356)
Gain on dispositions of real estate	19,716	26,982	27,434	53,321
Income tax (expense) benefit	(251)	(5)	(421)	1,063

Income from discontinued operations, net	$16,469	$28,096	$19,603	$47,028

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(7,196)	$(6,383)	$(5,943)	$(16,241)
Noncontrolling interests in Aimco Operating Partnership	(653)	(1,455)	(945)	(2,064)

Total noncontrolling interests	(7,849)	(7,838)	(6,888)	(18,305)

Income from discontinued operations attributable to Aimco	$8,620	$20,258	$12,715	$28,723

9

Consolidated Balance Sheets
(in thousands) (unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Buildings and improvements	$6,993,515	$7,100,012
Land	2,107,082	2,108,349

Total real estate	9,100,597	9,208,361
Accumulated depreciation	(2,837,896)	(2,821,935)

Net real estate	6,262,701	6,386,426
Cash and cash equivalents	85,324	111,325
Restricted cash	196,426	200,503
Accounts receivable, net	41,293	49,855
Accounts receivable from affiliates, net	5,179	8,392
Deferred financing costs, net	46,984	46,953
Notes receivable from unconsolidated real estate partnerships, net	10,209	10,896
Notes receivable from non-affiliates, net	117,078	116,726
Investment in unconsolidated real estate partnerships	74,349	59,282
Other assets	239,797	180,596
Deferred income tax asset, net	61,919	58,736
Assets held for sale	23,713	148,876

Total assets	$7,164,972	$7,378,566

LIABILITIES AND EQUITY
Non-recourse property tax-exempt bond financing	$434,536	$511,811
Non-recourse property loans payable	4,872,614	4,833,938
Revolving credit facility borrowings	21,500	—
Other borrowings	40,974	47,018

Total indebtedness	5,369,624	5,392,767
Accounts payable	25,988	27,322
Accrued liabilities and other	228,396	250,103
Deferred income	147,082	150,577
Security deposits	34,982	34,308
Liabilities related to assets held for sale	24,177	113,289

Total liabilities	5,830,249	5,968,366

Preferred noncontrolling interests in Aimco Operating Partnership	83,387	83,428
Preferred stock subject to repurchase agreement	10,000	20,000

Equity:
Perpetual Preferred Stock	657,601	657,601
Class A Common Stock	1,205	1,176
Additional paid-in capital	3,095,994	3,070,296
Accumulated other comprehensive loss	(1,147)	(2,076)
Distributions in excess of earnings	(2,774,353)	(2,680,955)

Total Aimco equity	979,300	1,046,042

Noncontrolling interests in consolidated real estate partnerships	289,865	291,458
Common noncontrolling interests in Aimco Operating Partnership	(27,829)	(30,728)

Total equity	1,241,336	1,306,772

Total liabilities and equity	$7,164,972	$7,378,566

10

Supplemental Schedule 1 (a)
Funds From Operations	(page 1 of 2)
Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010
(in thousands) (unaudited)

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$200,391	$—	$(13,124)	$187,267	$195,884	$—	$(16,785)	$179,099
Affordable Same Store	44,755	183	(12,112)	32,826	43,126	175	(11,645)	31,656

Total Same Store	245,146	183	(25,236)	220,093	239,010	175	(28,430)	210,755
Other Conventional [1]	22,680	1,189	(1,447)	22,422	21,952	1,181	(1,706)	21,427
Other Affordable	5,282	16,780	(19,137)	2,925	5,109	665	(2,911)	2,863
Property management revenues, primarily from affiliates	276	(158)	1,651	1,769	657	(122)	1,553	2,088

Total rental and other property revenues	273,384	17,994	(44,169)	247,209	266,728	1,899	(31,494)	237,133

Property operating expenses
Conventional Same Store	72,749	—	(4,917)	67,832	73,685	—	(6,395)	67,290
Affordable Same Store	19,149	127	(5,679)	13,597	19,544	121	(5,749)	13,916

Total Same Store	91,898	127	(10,596)	81,429	93,229	121	(12,144)	81,206
Other Conventional [1]	9,979	777	(664)	10,092	10,201	781	(884)	10,098
Other Affordable	2,957	11,200	(12,393)	1,764	2,868	200	(1,667)	1,401
Casualties	2,049	—	386	2,435	4,544	(4)	(84)	4,456
Property management expenses	10,496	—	—	10,496	12,284	—	—	12,284

Total property operating expenses	117,379	12,104	(23,267)	106,216	123,126	1,098	(14,779)	109,445

Net real estate operations	156,005	5,890	(20,902)	140,993	143,602	801	(16,715)	127,688

Amortization of deferred tax credit income	7,063	—	—	7,063	7,034	—	—	7,034
Asset management revenues	269	—	415	684	186	—	1,134	1,320
Non-recurring revenues [2]	319	—	(22)	297	2,576	—	237	2,813

Total asset management and tax credit revenues	7,651	—	393	8,044	9,796	—	1,371	11,167

Depreciation and amortization related to non-real estate assets	(3,265)	(1)	46	(3,220)	(3,814)	(1)	58	(3,757)
Investment management expenses	(2,187)	—	—	(2,187)	(5,141)	—	—	(5,141)
General and administrative expenses	(12,372)	(1)	283	(12,090)	(15,184)	(2)	408	(14,778)
Other (expense) income, net	(5,222)	1,816	1,167	(2,239)	4,485	(6,453)	7,247	5,279
Interest income	2,254	(59)	182	2,377	1,909	(39)	777	2,647
(Provision for) recovery of losses on notes receivable	(36)	—	(731)	(767)	148	—	(1,323)	(1,175)
Interest expense	(96,716)	(4,024)	15,172	(85,568)	(76,203)	(448)	9,412	(67,239)
Gain on disposition of non-depreciable assets	(68)	—	—	(68)	—	—	—	—
Income tax benefit	2,238	—	—	2,238	3,385	—	—	3,385
Discontinued operations, net of non-FFO items	947	—	438	1,385	8,442	—	(299)	8,143
Preferred dividends and distributions	(14,092)	—	—	(14,092)	(14,590)	—	—	(14,590)
Preferred redemption related amounts	2,749	—	—	2,749	2,779	—	—	2,779
Operating real estate impairment losses, net of related income tax benefit	(2,291)	(1,014)	599	(2,706)	(3,701)	(698)	698	(3,701)
Common noncontrolling interests in Aimco Operating Partnership	(2,425)	—	—	(2,425)	(3,555)	—	—	(3,555)
Amounts allocated to participating securities	(128)	—	—	(128)	(234)	—	—	(234)

Funds From Operations	33,042	2,607	(3,353)	32,296	52,124	(6,840)	1,634	46,918

Operating real estate impairment losses, net	2,291	1,014	(599)	2,706	3,701	698	(698)	3,701
Preferred stock redemption related gains	(2,749)	—	—	(2,749)	(2,779)	—	—	(2,779)
Common noncontrolling interests in Aimco Operating Partnership	3	—	—	3	(64)	—	—	(64)
Amounts allocated to participating securities	—	—	—	—	(5)	—	—	(5)

Pro Forma Funds From Operations	$32,587	$3,621	$(3,952)	$32,256	$52,977	$(6,142)	$936	$47,771

		Weighted average shares — diluted FFO		119,484		Weighted average shares — diluted FFO		116,659

		Per Share:				Per Share:
		Funds From Operations		$0.27		Funds From Operations		$0.40
		Pro Forma Funds From Operations		$0.27		Pro Forma Funds From Operations		$0.41

11

Supplemental Schedule 1 (a) (continued)
Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010
(in thousands) (unaudited)

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$32,587	$3,621	$(3,952)	$32,256	$52,977	$(6,142)	$936	$47,771

Adjustments related to continuing operations:
Depreciation and amortization	(94,084)	(5,421)	13,878	(85,627)	(102,809)	(1,082)	11,920	(91,971)
Depreciation and amortization related to non-real estate assets	3,265	1	(46)	3,220	3,814	1	(58)	3,757
Income tax benefit on real estate impairment losses	(15)	—	—	(15)	—	—	—	—
Gain on dispositions of and impairments related to unconsolidated entities and other	874	1	(224)	651	3,043	1,928	(4,408)	563
Income tax benefit on gain on dispositions of real estate related to unconsolidated entities	18	—	—	18	—	—	—	—

Adjustments related to discontinued operations:
Depreciation and amortization	(1,647)	—	226	(1,421)	(6,311)	—	1,829	(4,482)
Depreciation and amortization related to non-real estate assets	5	—	(1)	4	30	—	9	39

Provision for operating real estate impairment losses	(2,452)	—	(239)	(2,691)	(895)	—	(2,775)	(3,670)
Gain on dispositions of real estate	19,716	—	(6,871)	12,845	26,982	—	(4,737)	22,245
Income tax expense arising from disposals	(82)	—	—	(82)	(152)	—	—	(152)

Total adjustments	$(74,402)	$(5,419)	$6,723	$(73,098)	$(76,298)	$847	$1,780	$(73,671)

Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	4,842	—	—	4,842	4,929	—	—	4,929
Amounts allocable to participating securities	74	—	—	74	197	—	—	197
Preferred stock redemption related gains	2,749	—	—	2,749	2,779	—	—	2,779
Equity in losses of unconsolidated real estate partnerships	(1,798)	1,798	—	—	(5,295)	5,295	—	—
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	2,771	—	(2,771)	—	2,716	—	(2,716)	—

Net loss attributable to Aimco common stockholders	$(33,177)	$—	$—	$(33,177)	$(17,995)	$—	$—	$(17,995)

Notes

[1]	The results for Other Conventional include two substantially vacant properties, Lincoln Place and Pacific Bay Vistas (formerly Treetops), for the periods presented.

[2]	Non-recurring revenues consisted of the following:

	Three Months	Three Months
	Ended	Ended
	June 30, 2011	June 30, 2010
Promotes	$—	$1,241
Other GP transactional fees	319	1,335

Total non-recurring revenues	$319	$2,576

12

Supplemental Schedule 1 (b)

Funds From Operations
Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010	(page 1 of 2)
(in thousands) (unaudited)

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$399,553	$—	$(27,472)	$372,081	$391,892	$—	$(33,480)	$358,412
Affordable Same Store	89,409	357	(24,062)	65,704	85,538	356	(23,183)	62,711

Total Same Store	488,962	357	(51,534)	437,785	477,430	356	(56,663)	421,123
Other Conventional [1]	44,788	2,387	(3,028)	44,147	44,301	2,347	(3,536)	43,112
Other Affordable	10,570	18,779	(23,809)	5,540	10,211	4,663	(9,629)	5,245
Property management revenues, primarily from affiliates	856	(315)	3,146	3,687	1,390	(367)	3,437	4,460

Total rental and other property revenues	545,176	21,208	(75,225)	491,159	533,332	6,999	(66,391)	473,940

Property operating expenses
Conventional Same Store	146,784	—	(10,558)	136,226	152,816	—	(13,527)	139,289
Affordable Same Store	38,667	286	(11,560)	27,393	40,558	274	(12,041)	28,791

Total Same Store	185,451	286	(22,118)	163,619	193,374	274	(25,568)	168,080
Other Conventional [1]	21,004	1,546	(1,428)	21,122	21,068	1,578	(1,834)	20,812
Other Affordable	5,975	12,373	(15,008)	3,340	5,688	2,812	(5,375)	3,125
Casualties	7,407	(11)	337	7,733	5,980	26	337	6,343
Property management expenses	21,071	—	—	21,071	24,156	—	—	24,156

Total property operating expenses	240,908	14,194	(38,217)	216,885	250,266	4,690	(32,440)	222,516

Net real estate operations	304,268	7,014	(37,008)	274,274	283,066	2,309	(33,951)	251,424

Amortization of deferred tax credit income	14,166	—	—	14,166	13,611	—	—	13,611
Asset management revenues	1,523	—	1,198	2,721	347	—	1,905	2,252
Non-recurring revenues [2]	1,198	—	3	1,201	539	—	237	776

Total asset management and tax credit revenues	16,887	—	1,201	18,088	14,497	—	2,142	16,639

Depreciation and amortization related to non-real estate assets	(6,474)	(2)	96	(6,380)	(7,752)	(3)	117	(7,638)
Investment management expenses	(5,219)	—	—	(5,219)	(8,370)	—	—	(8,370)
General and administrative expenses	(23,498)	(2)	601	(22,899)	(26,919)	(6)	887	(26,038)
Other (expense) income, net	(9,156)	137	4,838	(4,181)	2,148	2,042	513	4,703
Interest income	4,502	(115)	557	4,944	5,080	(85)	1,205	6,200
Provision for losses on notes receivable	(53)	—	(1,318)	(1,371)	(278)	—	(1,965)	(2,243)
Interest expense	(171,805)	(4,534)	23,545	(152,794)	(152,579)	(1,422)	19,979	(134,022)
Gain on disposition of non-depreciable assets	(68)	—	—	(68)	—	—	—	—
Income tax benefit	4,805	—	—	4,805	7,159	—	—	7,159
Discontinued operations, net of non-FFO items	2,766	—	472	3,238	13,695	—	(822)	12,873
Preferred dividends and distributions	(28,219)	—	—	(28,219)	(29,205)	—	—	(29,205)
Preferred redemption related amounts	2,749	—	—	2,749	2,779	—	—	2,779
Operating real estate impairment losses, net of related income tax benefit	(6,750)	(1,014)	3,583	(4,181)	(11,906)	(1,097)	1,093	(11,910)
Common noncontrolling interests in Aimco Operating Partnership	(5,743)	—	—	(5,743)	(5,721)	—	—	(5,721)
Amounts allocated to participating securities	(349)	—	—	(349)	(345)	—	—	(345)

Funds From Operations	78,643	1,484	(3,433)	76,694	85,349	1,738	(10,802)	76,285

Operating real estate impairment losses, net	6,750	1,014	(3,583)	4,181	11,906	1,097	(1,093)	11,910
Preferred stock redemption related gains	(2,749)	—	—	(2,749)	(2,779)	—	—	(2,779)
Common noncontrolling interests in Aimco Operating Partnership	(99)	—	—	(99)	(636)	—	—	(636)
Amounts allocated to participating securities	(7)	—	—	(7)	(45)	—	—	(45)

Pro Forma Funds From Operations	$82,538	$2,498	$(7,016)	$78,020	$93,795	$2,835	$(11,895)	$84,735

		Weighted average shares — diluted FFO		118,567		Weighted average shares — diluted FFO		116,496

		Per Share:				Per Share:
		Funds From Operations		$0.65		Funds From Operations		$0.65
		Pro Forma Funds From Operations		$0.66		Pro Forma Funds From Operations		$0.73

13

Supplemental Schedule 1 (b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010
(in thousands) (unaudited)

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$82,538	$2,498	$(7,016)	$78,020	$93,795	$2,835	$(11,895)	$84,735

Adjustments related to continuing operations:
Depreciation and amortization	(193,117)	(6,057)	23,786	(175,388)	(206,092)	(2,110)	23,513	(184,689)
Depreciation and amortization related to non-real estate assets	6,474	2	(96)	6,380	7,752	3	(117)	7,638
Income tax benefit on real estate impairment losses	17	—	—	17	—	—	—	—
Gain on dispositions of and impairments related to unconsolidated entities and other	2,090	111	(1,367)	834	4,487	3,125	(6,538)	1,074
Income tax benefit on gain on dispositions of real estate related to unconsolidated entities	(40)	—	—	(40)	(8)	—	—	(8)

Adjustments related to discontinued operations:
Depreciation and amortization	(4,065)	—	701	(3,364)	(12,839)	—	3,208	(9,631)
Depreciation and amortization related to non-real estate assets	17	—	(4)	13	70	—	9	79

Provision for operating real estate impairment losses	(6,307)	—	2,109	(4,198)	(8,121)	—	(3,755)	(11,876)
Gain on dispositions of real estate	27,434	—	(8,037)	19,397	53,321	—	(13,843)	39,478
Income tax (expense) benefit arising from disposals	(260)	—	—	(260)	900	—	—	900

Total adjustments	$(167,757)	$(5,944)	$17,092	$(156,609)	$(160,530)	$1,018	$2,477	$(157,035)

Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	10,645	—	—	10,645	10,738	—	—	10,738
Amounts allocable to participating securities	245	—	—	245	390	—	—	390
Preferred stock redemption related gains	2,749	—	—	2,749	2,779	—	—	2,779
Equity in (losses) income of unconsolidated real estate partnerships	(3,446)	3,446	—	—	3,853	(3,853)	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	10,076	—	(10,076)	—	(9,418)	—	9,418	—

Net loss attributable to Aimco common stockholders	$(64,950)	$—	$—	$(64,950)	$(58,393)	$—	$—	$(58,393)

Notes

[1]	The results for Other Conventional include two substantially vacant properties, Lincoln Place and Pacific Bay Vistas (formerly Treetops), for the periods presented.

[2]	Non-recurring revenues consisted of the following:

	Six Months	Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
Promotes	$—	$351
Other GP transactional fees	1,165	2,416
Tax credit syndication fees	33	(2,228)

Total non-recurring revenues	$1,198	$539

14

Supplemental Schedule 2
Portfolio Summary
As of June 30, 2011
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	171	58,459	54,906	94%
Affordable Same Store	147	18,478	12,825	69%

Total Same Store	318	76,937	67,731	88%

Conventional Redevelopment [1]	2	1,004	1,004	100%
Other Conventional	40	6,876	5,403	79%
Other Affordable	58	5,928	1,100	19%
Conventional Held for Sale	2	710	498	70%

Total owned real estate portfolio	420	91,455	75,736	83%

Total Conventional owned real estate portfolio	215	67,049	61,811	92%

Total Affordable owned real estate portfolio	205	24,406	13,925	57%

Fee-Managed Portfolio:
Property-Managed for third parties	1	64
Asset-Managed	186	13,857

Total fee-managed portfolio	187	13,921

Total Portfolio	607	105,376

[1]	At June 30, 2011, Aimco’s Conventional Redevelopment portfolio included two substantially vacant properties, Lincoln Place and Pacific Bay Vistas (formerly Treetops).

15

Supplemental Schedule 3

Net Asset Value Supplemental Information	(page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the supplemental information provided below.
Trailing Twelve Month Net Operating Income Data

	Proportionate Property Net Operating Income
	Conventional Same
	Store and Other [1]	Affordable	Total
Rental and other property revenues	$823,624	$142,666	$966,290
Property operating expenses	(310,950)	(62,647)	(373,597)

Property NOI	512,674	80,019	592,693

Assumed property management fee (3.5% of revenues)	(28,827)	(4,993)	(33,820)

Property NOI net of assumed property management fee	$483,847	$75,026	$558,873

Proportionate Balance Sheet Data
As of June 30, 2011

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
Assets
Real estate	$9,100,597	$96,514	$(798,227)	$8,398,884
Accumulated depreciation	(2,837,896)	(27,548)	251,234	(2,614,210)

Net real estate [2]	6,262,701	68,966	(546,993)	5,784,674

Cash and cash equivalents	85,324	1,275	(32,583)	54,016
Restricted cash	196,426	7,136	(34,274)	169,288
Accounts receivable	46,472	155	(8,275)	38,352
Notes receivable [3]	127,287	—	34,804	162,091
Investment in unconsolidated real estate partnerships [4]	74,349	(24,828)	(37,035)	12,486
Deferred financing costs [5]	46,984	527	(7,659)	39,852
Goodwill [5]	65,402	—	—	65,402
Investment in management contracts [5]	663	—	—	663
Other assets	235,651	478	(7,573)	228,556
Assets held for sale	23,713	—	(2,776)	20,937

Total assets	$7,164,972	$53,709	$(642,364)	$6,576,317

Liabilities and Equity
Non-recourse property debt	$5,307,150	$32,939	$(531,329)	$4,808,760
Revolving credit facility borrowings	21,500	—	—	21,500
Other borrowings	40,974	2,018	(12,130)	30,862
Deferred income [6]	147,082	80	11	147,173
Other liabilities	289,366	18,672	(88,172)	219,866
Liabilities related to assets held for sale	24,177	—	(7,232)	16,945

Total liabilities	5,830,249	53,709	(638,852)	5,245,106

Preferred noncontrolling interests in Aimco Operating Partnership [7]	83,387	—	—	83,387
Preferred stock subject to repurchase agreement [7]	10,000	—	—	10,000
Perpetual preferred stock [7]	657,601	—	—	657,601
Other Aimco equity	321,699	—	286,353	608,052
Noncontrolling interests in consolidated real estate partnerships	289,865	—	(289,865)	—
Common noncontrolling interests in Aimco Operating Partnership	(27,829)	—	—	(27,829)

Total liabilities and equity	$7,164,972	$53,709	$(642,364)	$6,576,317

16

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(page 2 of 2)
(in thousands) (unaudited)

[1]
Proportionate Property Net Operating amounts for Other Conventional include the results of Lincoln Place and Pacific Bay Vistas, two redevelopment properties that were substantially vacant during the period presented.

[2]
Net real estate includes Lincoln Place and Pacific Bay Vistas, which have June 30, 2011 net book values of $158.8 million and $38.6 million, respectively, or $197.4 million in total. Aimco refers to these properties collectively as part of its redevelopment pipeline.

[3]
Aimco has notes receivable from consolidated partnerships that are eliminated in the consolidated balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[4]
Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[5]
Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[6]
Deferred income includes $97.7 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credit and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

June 30, 2011
Deferred tax credit income balance	$97,720
Contributions to be received in the future	63,944

Total to be amortized	$161,664

	Amortization of	Estimated Income	Projected
	Deferred Income	Taxes	Income, net of tax
Year Ending December 31,
2011	$13,433	$(5,239)	$8,194
2012	26,844	(10,469)	16,375
2013	26,592	(10,371)	16,221
2014	25,718	(10,030)	15,688
2015	21,564	(8,410)	13,154
Thereafter	47,513	(18,529)	28,984

Total	$161,664	$(63,048)	$98,616

[7]
Aimco’s internal NAV computation includes Preferred noncontrolling interests in Aimco Operating Partnership, Preferred stock subject to repurchase agreement and Perpetual preferred stock as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

17

Supplemental Schedule 4

Non-recourse Property Debt Information	(page 1 of 2)
As of June 30, 2011
(dollars in thousands) (unaudited)
Property Debt Balances and Characteristics

		Proportionate
		Share of			Weighted
		Unconsolidated	Noncontrolling	Total Aimco	Average	Weighted
Debt	Consolidated	Partnerships	Interests	Share	Maturity (years)	Average Rate

Conventional Portfolio:
Fixed rate loans payable [1]	$4,335,647	$—	$(293,112)	$4,042,535	7.3	5.74%
Floating rate loans payable [2]	22,212	—	(2,050)	20,162	1.4	1.52%

Total property loans payable	4,357,859	—	(295,162)	4,062,697	7.2	5.72%

Fixed rate tax-exempt bonds	52,075	—	(3,338)	48,737	5.4	6.75%
Floating rate tax-exempt bonds [2]	156,624	—	(5,278)	151,346	8.2	0.58%

Total property tax-exempt bond financing	208,699	—	(8,616)	200,083	7.5	2.12%

Total Conventional portfolio	4,566,558	—	(303,778)	4,262,780	7.2	5.56%

Affordable Portfolio:
Fixed rate loans payable	484,143	31,306	(195,703)	319,746	13.5	4.82%
Floating rate loans payable	30,612	9	(17,225)	13,396	7.2	3.43%

Total property loans payable	514,755	31,315	(212,928)	333,142	13.1	4.74%

Fixed rate tax-exempt bonds	97,590	1,624	(14,623)	84,591	25.6	4.96%
Floating rate tax-exempt bonds [2]	128,247	—	—	128,247	4.1	2.34%

Total property tax-exempt bond financing	225,837	1,624	(14,623)	212,838	13.4	3.48%

Total Affordable portfolio	740,592	32,939	(227,551)	545,980	13.2	4.35%

Total non-recourse property debt	$5,307,150	$32,939	$(531,329)	$4,808,760	8.1	5.39%

[1]
During June 2011, $673.8 million (original principal amount) of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet. The weighted average interest rate on the securitized loans payable of 5.49% is reflected in the table above. The effective rate, after adjustment for the estimated interest on the investments in the securitization trust, is 5.19%.

[2]
Floating rate debt presented above includes $164.3 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At June 30, 2011, the carrying amount of this debt totaled $153.3 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

					% of Floating
	Amount	% of Total		Amount	Rate Debt
Fixed rate debt	$4,495,609	93%	Floating rate tax-exempt bonds	$279,593	89%
Floating rate debt	313,151	7%	Floating rate loans payable	33,558	11%

Total	$4,808,760		Total	$313,151

				Maturities as
				a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2011 Q3	$20,356	$—	$20,356	—	—
2011 Q4	21,382	14,534	35,916	0.30%	4.99%

Total 2011	41,738	14,534	56,272	0.30%	4.99%

2012 Q1	21,004	14,696	35,700	0.31%	5.02%
2012 Q2 [3]	21,488	164,437	185,925	3.42%	2.11%
2012 Q3	21,052	90,183	111,235	1.88%	6.07%
2012 Q4	21,601	18,978	40,579	0.39%	1.52%

Total 2012	85,145	288,294	373,439	6.00%	3.43%

2013	85,644	295,597	381,241	6.15%	5.51%
2014	85,251	285,287	370,538	5.93%	5.64%
2015	83,082	202,370	285,452	4.21%	5.06%
2016	80,503	391,516	472,019	8.14%	5.63%
2017	74,028	450,168	524,196	9.36%	5.94%
2018	69,753	143,287	213,040	2.98%	4.95%
2019	63,898	455,527	519,425	9.47%	5.98%
2020	51,230	388,367	439,597	8.08%	6.44%
2021 [4]	32,647	679,191	711,838	14.12%	5.75%
Thereafter	261,011	200,692	461,703	4.17%	4.39%

Total	$1,013,930	$3,794,830	$4,808,760

[3]
Q2 2012 maturities include approximately $150.1 million of debt ($139.2 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012. In the event Aimco is unable refinance the debt to which these swaps relate prior to the swap maturity dates, Aimco would have to pay a termination payment (currently $10.9 million) to the counterparties.

[4]
2021 maturities include $100.9 million that will effectively repay Aimco’s first loss and mezzanine positions in the securitization discussed in Note 1 above. After consideration of the repayment of these investments, Aimco’s net effective maturities exposure for 2021 is $578.3 million, or 12.3% of maturities as a percentage of total debt.

18

Supplemental Schedule 4 (continued)

Non-recourse Property Debt Information	(page 2 of 2)
As of June 30, 2011
(in millions) (unaudited)
Year-to-Date Property Loan Closings

	Aimco
	Original	Aimco New	Aimco Net
	Loan	Loan	(Repayment)	Prior	New
Original Loan Maturity Year	Amount	Amount [1]	Proceeds [2]	Rate	Rate [3]

2011 [4]	$90.4	$81.5	$(9.1)	5.68%	3.76%
2012 [5][6]	128.5	128.2	(1.6)	1.63%	5.46%
2013 [6]	13.1	23.7	13.4	4.98%	5.54%
2014 [4][6]	65.5	60.9	(8.5)	5.73%	5.53%
2015 [4][6]	172.7	166.4	(18.7)	5.94%	5.44%
2016 [6]	25.8	32.5	6.5	5.57%	5.38%
2020	4.3	7.3	2.0	7.90%	4.99%
2040	45.7	46.5	0.2	6.88%	4.15%
New loans	—	4.1	3.9	—	3.45%

Totals	$546.0	$551.1	$(11.9)	4.91%	5.08%

Net Change in Leverage from Refinancings	$5.1

Non-refinancing Loan Repayments	(8.4)

Aimco’s FREMF 2011 K-AIV Investments [7]	(51.5)

Net Change in Leverage After Loan Repayments and Trust Investment but Before Amortization	$(54.8)

[1]	New loans typically have terms ranging from 7 to 10 years.

[2]	Aimco Net (Repayment) Proceeds is (inclusive of) after transaction costs, prepayment penalties and payment of distributions to noncontrolling partners.

[3]	The interest rates on all New Loans closed during the period are fixed.

[4]	As part of Aimco’s leverage strategy, Aimco reduced the sizing of these loans, resulting in net repayments in connection with the refinancing transactions.

[5]	$112.0 million of the Original Loans had a variable interest rate indexed to SIFMA, which was significantly less than the corresponding New Loans’ fixed rates.

[6]
During June 2011, Freddie Mac securitized $673.8 million (original principal amount) of Aimco’s fixed rate loans payable and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the FREMF 2011 K-AIV securitization trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet. The effective deleveraging during the six months ended June 30, 2011 resulting from these investments is reflected in the Net Change in Leverage shown above. The weighted average interest rate on the securitized loans payable of 5.49% is reflected in the table above. The effective rate, after adjustment for the estimated interest on the investments in the securitization trust, is 5.19%.

Debt Ratios

	Amount	Covenant

EBITDA coverage of interest	2.12:1	n/a
EBITDA coverage of interest and preferred dividends	1.73:1	n/a
Debt service coverage ratio	1.59:1	1.40:1
Fixed charge coverage ratio	1.35:1	1.20:1
Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable)

19

Supplemental Schedule 5
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units	Date First
	Outstanding	Available for
	as of	Redemption by
	June 30, 2011	Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class T	6,000	7/31/2008	8.000%	150,000
Class U	12,000	3/24/2009	7.750%	300,000
Class V	3,450	9/29/2009	8.000%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act [1]	—	6/30/2011	1.560%	47,000

Total perpetual preferred stock [2]				669,500

Preferred Partnership Units [3]	3,062		8.096%	82,516

Total outstanding preferred securities				$752,016

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Six Months Ended
	As of	June 30, 2011		June 30, 2011
	June 30, 2011	EPS	FFO	EPS	FFO
Class A Common Stock outstanding	119,992	119,156	119,156	118,238	118,238
Dilutive securities:
Options, restricted stock and officer loan shares	462	—	328	—	329

Total shares and dilutive share equivalents	120,454	119,156	119,484	118,238	118,567

Common Partnership Units and equivalents [4]	8,347

Total shares, units and dilutive share equivalents	128,801

Notes

[1]
Represents 94 shares at a liquidation preference per share of $500,000. The remaining amount at June 30, 2011, includes $10.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[2]
During July 2011, Aimco issued 800,000 shares of 7.00% Class Z Cumulative Preferred Stock in an underwritten public offering at a price to the public of $24.25 per share, equating to a yield of 7.216%. The offering generated gross proceeds of $19.4 million and estimated net proceeds of $18.5 million (after deducting underwriting discounts, commissions and estimated transaction costs). Aimco intends to use the net proceeds to partially redeem outstanding preferred securities with a higher dividend rate.

[3]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[4]
Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in noncontrolling interests in Aimco Operating Partnership in our consolidated financial statements and Schedule 1.

20

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Second Quarter 2011 Compared to Second Quarter 2010
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2011	2Q 2010	Growth	2Q 2011	2Q 2010	Growth	2Q 2011	2Q 2010	Growth	2Q 2011	2Q 2011	2Q 2010	2Q 2011	2Q 2010

Target Markets
Los Angeles	13	3,949	3,297	$18,952	$18,876	0.4%	$5,532	$5,742	-3.7%	$13,420	$13,134	2.2%	70.8%	96.6%	96.2%	$1,992	$1,996
Orange County	4	1,213	1,143	5,576	5,370	3.8%	1,620	1,761	-8.0%	3,956	3,609	9.6%	70.9%	97.9%	96.2%	1,522	1,508
San Diego	6	2,144	2,073	8,166	7,781	4.9%	2,351	2,404	-2.2%	5,815	5,377	8.1%	71.2%	95.7%	95.3%	1,229	1,190

Southern CA Total	23	7,306	6,513	32,694	32,027	2.1%	9,503	9,907	-4.1%	23,191	22,120	4.8%	70.9%	96.5%	95.9%	1,691	1,680
East Bay	2	413	353	1,443	1,392	3.7%	538	583	-7.7%	905	809	11.9%	62.7%	98.5%	97.6%	1,233	1,194
San Jose	1	224	224	1,071	1,053	1.7%	395	443	-10.8%	676	610	10.8%	63.1%	97.1%	97.7%	1,494	1,490
San Francisco	5	774	774	3,817	3,580	6.6%	1,361	1,376	-1.1%	2,456	2,204	11.4%	64.3%	97.3%	96.5%	1,526	1,462

Northern CA Total	8	1,411	1,351	6,331	6,025	5.1%	2,294	2,402	-4.5%	4,037	3,623	11.4%	63.8%	97.6%	97.0%	1,435	1,387

Seattle	2	239	200	963	923	4.3%	318	336	-5.4%	645	587	9.9%	67.0%	97.4%	97.6%	1,388	1,355

Pacific Total	33	8,956	8,064	39,988	38,975	2.6%	12,115	12,645	-4.2%	27,873	26,330	5.9%	69.7%	96.7%	96.2%	1,642	1,625

Suburban New York — New Jersey	4	1,162	944	3,687	3,708	-0.6%	1,298	1,143	13.6%	2,389	2,565	-6.9%	64.8%	95.1%	96.5%	1,183	1,187
Washington — NoVa — MD	15	6,711	6,592	25,945	24,629	5.3%	7,851	7,578	3.6%	18,094	17,051	6.1%	69.7%	96.5%	96.9%	1,256	1,195
Boston	9	3,068	3,068	10,877	10,682	1.8%	4,230	4,112	2.9%	6,647	6,570	1.2%	61.1%	96.3%	96.2%	1,149	1,138
Philadelphia	6	3,573	3,428	13,938	13,727	1.5%	6,019	5,805	3.7%	7,919	7,922	0.0%	56.8%	95.2%	95.1%	1,236	1,214

Northeast Total	34	14,514	14,032	54,447	52,746	3.2%	19,398	18,638	4.1%	35,049	34,108	2.8%	64.4%	96.0%	96.3%	1,223	1,187

Miami	5	2,471	2,359	11,991	11,689	2.6%	4,483	5,121	-12.5%	7,508	6,568	14.3%	62.6%	96.4%	96.6%	1,556	1,531
Palm Beach — Fort Lauderdale	3	893	893	2,332	2,364	-1.4%	1,073	1,056	1.6%	1,259	1,308	-3.7%	54.0%	96.5%	93.4%	798	833
Orlando	8	2,236	2,174	5,091	4,985	2.1%	2,126	2,207	-3.7%	2,965	2,778	6.7%	58.2%	95.3%	94.7%	714	714
Tampa	6	1,755	1,688	3,966	4,051	-2.1%	1,697	1,811	-6.3%	2,269	2,240	1.3%	57.2%	94.3%	94.8%	716	724
Jacksonville	4	1,643	1,643	4,069	4,109	-1.0%	1,868	1,889	-1.1%	2,201	2,220	-0.9%	54.1%	94.9%	94.6%	762	771

Florida Total	26	8,998	8,757	27,449	27,198	0.9%	11,247	12,084	-6.9%	16,202	15,114	7.2%	59.0%	95.4%	95.1%	965	966

Houston	5	1,775	1,516	3,367	3,408	-1.2%	1,471	1,493	-1.5%	1,896	1,915	-1.0%	56.3%	92.6%	95.0%	690	696
Denver	8	2,177	1,731	5,241	5,002	4.8%	1,685	1,713	-1.6%	3,556	3,289	8.1%	67.8%	97.4%	96.1%	847	821
Phoenix	13	3,283	2,871	6,112	5,913	3.4%	2,415	2,462	-1.9%	3,697	3,451	7.1%	60.5%	95.9%	94.2%	638	637
Dallas — Fort Worth	2	569	569	1,325	1,296	2.2%	574	656	-12.5%	751	640	17.3%	56.7%	95.6%	95.0%	705	695
Atlanta	4	992	822	2,419	2,335	3.6%	794	835	-4.9%	1,625	1,500	8.3%	67.2%	97.9%	96.1%	908	892

Sunbelt Total	58	17,794	16,266	45,913	45,152	1.7%	18,186	19,243	-5.5%	27,727	25,909	7.0%	60.4%	95.6%	95.1%	852	848

Chicago	14	4,444	4,283	14,979	14,694	1.9%	5,627	5,480	2.7%	9,352	9,214	1.5%	62.4%	96.9%	95.8%	1,074	1,061

Total Target Markets	139	45,708	42,645	155,327	151,567	2.5%	55,326	56,006	-1.2%	100,001	95,561	4.6%	64.4%	96.1%	95.7%	1,147	1,130

Other
Baltimore	3	701	628	2,201	2,108	4.4%	787	855	-8.0%	1,414	1,253	12.8%	64.2%	95.4%	95.9%	1,160	1,090
Nashville	4	1,114	865	2,461	2,444	0.7%	867	990	-12.4%	1,594	1,454	9.6%	64.8%	95.0%	96.3%	869	839
Norfolk — Richmond	5	1,495	1,406	4,458	4,347	2.6%	1,352	1,338	1.0%	3,106	3,009	3.2%	69.7%	94.9%	95.6%	968	949
Other Markets	20	9,441	9,362	22,570	22,171	1.8%	9,678	9,695	-0.2%	12,892	12,476	3.3%	57.1%	95.2%	95.3%	726	716

Total Other	32	12,751	12,261	31,690	31,070	2.0%	12,684	12,878	-1.5%	19,006	18,192	4.5%	60.0%	95.1%	95.4%	791	775

CONVENTIONAL SAME STORE SALES TOTALS	171	58,459	54,906	$187,017	$182,637	2.4%	$68,010	$68,884	-1.3%	$119,007	$113,753	4.6%	63.6%	95.9%	95.7%	$1,070	$1,052

21

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Second Quarter 2011 Compared to First Quarter 2011
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2011	1Q 2011	Growth	2Q 2011	1Q 2011	Growth	2Q 2011	1Q 2011	Growth	2Q 2011	2Q 2011	1Q 2011	2Q 2011	1Q 2011

Target Markets
Los Angeles	13	3,949	3,297	$18,952	$18,782	0.9%	$5,532	$5,857	-5.5%	$13,420	$12,925	3.8%	70.8%	96.6%	96.7%	$1,992	$1,977
Orange County	4	1,213	1,143	5,576	5,403	3.2%	1,620	1,702	-4.8%	3,956	3,701	6.9%	70.9%	97.9%	96.8%	1,522	1,508
San Diego	6	2,144	2,073	8,166	8,002	2.0%	2,351	2,146	9.6%	5,815	5,856	-0.7%	71.2%	95.7%	95.7%	1,229	1,218

Southern CA Total	23	7,306	6,513	32,694	32,187	1.6%	9,503	9,705	-2.1%	23,191	22,482	3.2%	70.9%	96.5%	96.4%	1,691	1,678
East Bay	2	413	353	1,443	1,422	1.5%	538	558	-3.6%	905	864	4.7%	62.7%	98.5%	97.3%	1,233	1,225
San Jose	1	224	224	1,071	1,064	0.7%	395	420	-6.0%	676	644	5.0%	63.1%	97.1%	98.6%	1,494	1,469
San Francisco	5	774	774	3,817	3,713	2.8%	1,361	1,156	17.7%	2,456	2,557	-3.9%	64.3%	97.3%	97.3%	1,526	1,493

Northern CA Total	8	1,411	1,351	6,331	6,199	2.1%	2,294	2,134	7.5%	4,037	4,065	-0.7%	63.8%	97.6%	97.5%	1,435	1,411

Seattle	2	239	200	963	921	4.6%	318	328	-3.0%	645	593	8.8%	67.0%	97.4%	96.9%	1,388	1,364

Pacific Total	33	8,956	8,064	39,988	39,307	1.7%	12,115	12,167	-0.4%	27,873	27,140	2.7%	69.7%	96.7%	96.6%	1,642	1,627

Suburban New York — New Jersey	4	1,162	944	3,687	3,606	2.2%	1,298	1,299	-0.1%	2,389	2,307	3.6%	64.8%	95.1%	94.5%	1,183	1,168
Washington — NoVa — MD	15	6,711	6,592	25,945	25,963	-0.1%	7,851	7,755	1.2%	18,094	18,208	-0.6%	69.7%	96.5%	96.8%	1,256	1,244
Boston	9	3,068	3,068	10,877	10,695	1.7%	4,230	4,546	-7.0%	6,647	6,149	8.1%	61.1%	96.3%	96.1%	1,149	1,137
Philadelphia	6	3,573	3,428	13,938	14,147	-1.5%	6,019	6,144	-2.0%	7,919	8,003	-1.0%	56.8%	95.2%	95.9%	1,236	1,228

Northeast Total	34	14,514	14,032	54,447	54,411	0.1%	19,398	19,744	-1.8%	35,049	34,667	1.1%	64.4%	96.0%	96.3%	1,223	1,212

Miami	5	2,471	2,359	11,991	11,955	0.3%	4,483	4,482	0.0%	7,508	7,473	0.5%	62.6%	96.4%	98.2%	1,556	1,540
Palm Beach — Fort Lauderdale	3	893	893	2,332	2,337	-0.2%	1,073	1,104	-2.8%	1,259	1,233	2.1%	54.0%	96.5%	96.3%	798	800
Orlando	8	2,236	2,174	5,091	5,050	0.8%	2,126	2,199	-3.3%	2,965	2,851	4.0%	58.2%	95.3%	95.5%	714	711
Tampa	6	1,755	1,688	3,966	4,000	-0.8%	1,697	1,712	-0.9%	2,269	2,288	-0.8%	57.2%	94.3%	96.4%	716	707
Jacksonville	4	1,643	1,643	4,069	4,033	0.9%	1,868	1,982	-5.8%	2,201	2,051	7.3%	54.1%	94.9%	94.7%	762	759

Florida Total	26	8,998	8,757	27,449	27,375	0.3%	11,247	11,479	-2.0%	16,202	15,896	1.9%	59.0%	95.4%	96.3%	965	960

Houston	5	1,775	1,516	3,367	3,348	0.6%	1,471	1,572	-6.4%	1,896	1,776	6.8%	56.3%	92.6%	93.4%	690	685
Denver	8	2,177	1,731	5,241	5,147	1.8%	1,685	1,552	8.6%	3,556	3,595	-1.1%	67.8%	97.4%	98.1%	847	838
Phoenix	13	3,283	2,871	6,112	6,013	1.6%	2,415	2,314	4.4%	3,697	3,699	-0.1%	60.5%	95.9%	97.6%	638	626
Dallas — Fort Worth	2	569	569	1,325	1,326	-0.1%	574	640	-10.3%	751	686	9.5%	56.7%	95.6%	97.0%	705	700
Atlanta	4	992	822	2,419	2,360	2.5%	794	879	-9.7%	1,625	1,481	9.7%	67.2%	97.9%	97.8%	908	898

Sunbelt Total	58	17,794	16,266	45,913	45,569	0.8%	18,186	18,436	-1.4%	27,727	27,133	2.2%	60.4%	95.6%	96.6%	852	844

Chicago	14	4,444	4,283	14,979	14,937	0.3%	5,627	5,148	9.3%	9,352	9,789	-4.5%	62.4%	96.9%	96.9%	1,074	1,064

Total Target Markets	139	45,708	42,645	155,327	154,224	0.7%	55,326	55,495	-0.3%	100,001	98,729	1.3%	64.4%	96.1%	96.5%	1,147	1,135

Other
Baltimore	3	701	628	2,201	2,411	-8.7%	787	873	-9.9%	1,414	1,538	-8.1%	64.2%	95.4%	96.9%	1,160	1,153
Nashville	4	1,114	865	2,461	2,397	2.7%	867	948	-8.5%	1,594	1,449	10.0%	64.8%	95.0%	94.4%	869	842
Norfolk — Richmond	5	1,495	1,406	4,458	4,394	1.5%	1,352	1,239	9.1%	3,106	3,155	-1.6%	69.7%	94.9%	96.3%	968	950
Other Markets	20	9,441	9,362	22,570	22,459	0.5%	9,678	10,568	-8.4%	12,892	11,891	8.4%	57.1%	95.2%	96.2%	726	715

Total Other	32	12,751	12,261	31,690	31,661	0.1%	12,684	13,628	-6.9%	19,006	18,033	5.4%	60.0%	95.1%	96.1%	791	778

CONVENTIONAL SAME STORE SALES TOTALS	171	58,459	54,906	$187,017	$185,885	0.6%	$68,010	$69,123	-1.6%	$119,007	$116,762	1.9%	63.6%	95.9%	96.4%	$1,070	$1,058

22

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010
(in thousands, except site and unit data) (unaudited)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q
	Properties	Units	Units	2011	2010	Growth	2011	2010	Growth	2011	2010	Growth	2011	2011	2010	2011	2010

Target Markets
Los Angeles	13	3,949	3,297	$37,734	$37,714	0.1%	$11,388	$11,818	-3.6%	$26,346	$25,896	1.7%	69.8%	96.6%	96.3%	$1,985	$1,996
Orange County	4	1,213	1,143	10,979	10,725	2.4%	3,323	3,505	-5.2%	7,656	7,220	6.0%	69.7%	97.3%	96.5%	1,515	1,502
San Diego	6	2,144	2,073	16,168	15,481	4.4%	4,497	4,815	-6.6%	11,671	10,666	9.4%	72.2%	95.7%	95.3%	1,224	1,190

Southern CA Total	23	7,306	6,513	64,881	63,920	1.5%	19,208	20,138	-4.6%	45,673	43,782	4.3%	70.4%	96.5%	96.0%	1,684	1,679
East Bay	2	413	353	2,866	2,781	3.1%	1,096	1,194	-8.2%	1,770	1,587	11.5%	61.8%	97.9%	97.4%	1,229	1,194
San Jose	1	224	224	2,135	2,072	3.0%	815	866	-5.9%	1,320	1,206	9.5%	61.8%	97.8%	97.2%	1,482	1,485
San Francisco	5	774	774	7,530	7,164	5.1%	2,517	2,734	-7.9%	5,013	4,430	13.2%	66.6%	97.2%	96.9%	1,510	1,459

Northern CA Total	8	1,411	1,351	12,531	12,017	4.3%	4,428	4,794	-7.6%	8,103	7,223	12.2%	64.7%	97.5%	97.1%	1,423	1,385

Seattle	2	239	200	1,884	1,821	3.5%	646	677	-4.6%	1,238	1,144	8.2%	65.7%	97.2%	97.0%	1,376	1,354

Pacific Total	33	8,956	8,064	79,296	77,758	2.0%	24,282	25,609	-5.2%	55,014	52,149	5.5%	69.4%	96.6%	96.2%	1,635	1,623

Suburban New York — New Jersey	4	1,162	944	7,294	7,304	-0.1%	2,597	2,254	15.2%	4,697	5,050	-7.0%	64.4%	94.8%	95.8%	1,176	1,187
Washington — NoVa — MD	15	6,711	6,592	51,908	49,325	5.2%	15,606	16,237	-3.9%	36,302	33,088	9.7%	69.9%	96.7%	96.8%	1,250	1,193
Boston	9	3,068	3,068	21,572	21,551	0.1%	8,775	8,482	3.5%	12,797	13,069	-2.1%	59.3%	96.2%	96.3%	1,143	1,142
Philadelphia	6	3,573	3,428	28,085	27,762	1.2%	12,163	11,947	1.8%	15,922	15,815	0.7%	56.7%	95.5%	95.3%	1,232	1,215

Northeast Total	34	14,514	14,032	108,859	105,942	2.8%	39,141	38,920	0.6%	69,718	67,022	4.0%	64.0%	96.1%	96.2%	1,217	1,187

Miami	5	2,471	2,359	23,946	23,225	3.1%	8,965	10,326	-13.2%	14,981	12,899	16.1%	62.6%	97.3%	96.8%	1,548	1,526
Palm Beach — Fort Lauderdale	3	893	893	4,669	4,756	-1.8%	2,176	2,246	-3.1%	2,493	2,510	-0.7%	53.4%	96.4%	94.4%	799	834
Orlando	8	2,236	2,174	10,142	10,011	1.3%	4,324	4,397	-1.7%	5,818	5,614	3.6%	57.4%	95.4%	94.6%	712	715
Tampa	6	1,755	1,688	7,967	8,101	-1.7%	3,409	3,622	-5.9%	4,558	4,479	1.8%	57.2%	95.3%	95.5%	712	724
Jacksonville	4	1,643	1,643	8,102	8,212	-1.3%	3,850	3,808	1.1%	4,252	4,404	-3.5%	52.5%	94.8%	95.0%	760	772

Florida Total	26	8,998	8,757	54,826	54,305	1.0%	22,724	24,399	-6.9%	32,102	29,906	7.3%	58.6%	95.9%	95.4%	962	965

Houston	5	1,775	1,516	6,714	6,915	-2.9%	3,029	3,185	-4.9%	3,685	3,730	-1.2%	54.9%	93.0%	95.3%	687	698
Denver	8	2,177	1,731	10,388	9,972	4.2%	3,237	3,413	-5.2%	7,151	6,559	9.0%	68.8%	97.7%	96.1%	842	820
Phoenix	13	3,283	2,871	12,125	11,826	2.5%	4,729	5,081	-6.9%	7,396	6,745	9.7%	61.0%	96.8%	94.7%	632	640
Dallas — Fort Worth	2	569	569	2,651	2,625	1.0%	1,214	1,329	-8.7%	1,437	1,296	10.9%	54.2%	96.3%	96.0%	702	698
Atlanta	4	992	822	4,779	4,631	3.2%	1,673	1,746	-4.2%	3,106	2,885	7.7%	65.0%	97.9%	96.1%	903	888

Sunbelt Total	58	17,794	16,266	91,483	90,274	1.3%	36,606	39,153	-6.5%	54,877	51,121	7.3%	60.0%	96.1%	95.4%	848	848

Chicago	14	4,444	4,283	29,916	29,505	1.4%	10,774	12,004	-10.2%	19,142	17,501	9.4%	64.0%	96.9%	96.1%	1,069	1,063

Total Target Markets	139	45,708	42,645	309,554	303,479	2.0%	110,803	115,686	-4.2%	198,751	187,793	5.8%	64.2%	96.3%	95.9%	1,141	1,129

Other
Other
Baltimore	3	701	628	4,612	4,334	6.4%	1,661	1,960	-15.3%	2,951	2,374	24.3%	64.0%	96.1%	95.5%	1,156	1,089
Nashville	3	764	620	3,726	3,722	0.1%	1,317	1,538	-14.4%	2,409	2,184	10.3%	64.7%	95.6%	97.3%	910	895
Norfolk — Richmond	5	1,495	1,406	8,852	8,636	2.5%	2,590	2,626	-1.4%	6,262	6,010	4.2%	70.7%	95.6%	95.6%	959	948
Other Markets	20	9,442	9,361	45,029	44,290	1.7%	20,246	20,324	-0.4%	24,783	23,966	3.4%	55.0%	95.7%	95.5%	721	715

Total Other	31	12,402	12,015	62,219	60,982	2.0%	25,814	26,448	-2.4%	36,405	34,534	5.4%	58.5%	95.7%	95.6%	786	775

CONVENTIONAL SAME STORE SALES TOTALS	170	58,110	54,660	$371,773	$364,461	2.0%	$136,617	$142,134	-3.9%	$235,156	$222,327	5.8%	63.3%	96.2%	95.8%	$1,066	$1,054

23

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Second Quarter 2011 Compared to Second Quarter 2010
(unaudited)

	Quarter Ended June 30, 2011						Quarter Ended June 30, 2010
				Effective						Effective
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,645	86%	3,993	10%	$1,992	14	4,641	86%	3,989	10%	$1,995
Orange County	4	1,213	94%	1,143	3%	1,522	4	1,213	94%	1,143	3%	1,508
San Diego	10	2,286	94%	2,144	4%	1,229	6	2,144	97%	2,074	4%	1,190

Southern CA Total	28	8,144	89%	7,280	18%	1,691	24	7,998	90%	7,206	17%	1,680

East Bay	2	413	85%	353	1%	1,233	2	413	85%	353	1%	1,194
San Francisco	6	1,084	100%	1,084	2%	1,522	6	1,083	100%	1,083	2%	1,460
San Jose	1	224	100%	224	1%	1,494	1	224	100%	224	0%	1,490

Northern CA Total	9	1,721	97%	1,661	3%	1,433	9	1,720	97%	1,660	3%	1,386

Seattle	2	239	84%	200	0%	1,388	3	413	75%	310	1%	1,200

Pacific Total	39	10,104	90%	9,141	21%	1,642	36	10,131	91%	9,176	21%	1,612

Manhattan	22	957	100%	957	4%	2,434	22	957	100%	955	3%	2,368
Suburban New York — New Jersey	4	1,162	81%	944	2%	1,183	4	1,162	81%	944	2%	1,187

New York Total	26	2,119	90%	1,901	5%	1,755	26	2,119	90%	1,899	5%	1,717

Washington — NoVA — MD	17	8,015	88%	7,048	14%	1,256	17	8,015	84%	6,744	13%	1,195
Boston	11	4,129	100%	4,129	7%	1,171	12	4,250	100%	4,250	7%	1,155
Philadelphia	7	3,888	94%	3,664	6%	1,235	7	3,886	91%	3,539	6%	1,214

Northeast Total	61	18,151	92%	16,742	33%	1,293	62	18,270	90%	16,432	31%	1,254

Miami	5	2,474	95%	2,362	6%	1,554	5	2,471	95%	2,348	5%	1,531
Palm Beach — Ft Lauderdale	4	1,265	100%	1,265	1%	817	5	1,681	95%	1,595	2%	863
Orlando	9	2,836	98%	2,774	3%	723	10	3,000	90%	2,708	3%	724
Tampa	6	1,755	96%	1,688	2%	713	6	1,755	92%	1,621	2%	724
Jacksonville	4	1,643	100%	1,643	2%	762	4	1,643	85%	1,404	1%	769

Florida Total	28	9,973	98%	9,732	13%	953	30	10,550	92%	9,676	13%	945

Houston	6	2,509	82%	2,050	2%	691	8	3,027	83%	2,505	2%	675
Denver	9	2,553	78%	1,991	3%	808	9	2,553	78%	1,991	3%	781
Phoenix	14	3,617	86%	3,109	3%	632	17	4,418	89%	3,910	3%	604
Dallas — Fort Worth	2	569	100%	569	1%	705	2	569	100%	569	0%	695
Atlanta	5	1,295	87%	1,125	1%	875	6	1,355	79%	1,065	1%	865

Sunbelt Total	64	20,516	91%	18,576	23%	833	72	22,472	88%	19,716	23%	813

Chicago	15	4,633	97%	4,472	8%	1,107	15	4,633	94%	4,348	8%	1,094

Total Target Markets	179	53,404	92%	48,931	85%	1,155	185	55,506	89%	49,672	83%	1,119

Other [1]
Baltimore	5	1,180	84%	993	2%	1,084	5	1,180	84%	993	1%	1,028
Inland Empire	2	376	100%	376	0%	753	3	574	90%	514	1%	818
Michigan	3	3,303	100%	3,303	3%	588	5	3,688	96%	3,538	3%	616
Minneapolis	2	732	89%	651	2%	1,476	2	732	89%	651	2%	1,476
Nashville	4	1,114	78%	865	1%	848	4	1,114	77%	861	1%	831
Non-Target Florida	8	1,796	100%	1,796	2%	640	9	2,004	100%	2,004	2%	641
Norfolk — Richmond	6	1,643	95%	1,554	3%	953	6	1,643	94%	1,551	3%	936
Providence RI	2	708	100%	708	1%	1,081	2	708	100%	708	1%	1,067
Other Markets	4	2,793	94%	2,634	2%	651	11	4,760	90%	4,302	4%	675

Total Other	36	13,645	94%	12,880	15%	794	47	16,403	92%	15,122	17%	778

Grand Total	215	67,049	92%	61,811	100%	$1,079	232	71,909	90%	64,794	100%	$1,039

[1]
For the quarters ended June 30, 2011 and 2010, Aimco’s conventional portfolio included assets in 16 and 17 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

24

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
First Quarter 2011 Market Information
(unaudited)
Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target allocation to Conventional Properties of 90% or more. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets, with market quality measured in part based on long-term growth characteristics.
The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 1Q 2011 data, as this is the most recent period for which third-party data is available.

	Quarter Ended March 31, 2011
									2011 - 2013
								+/- Market	Projected
				Effective		Average	Market	Rent	Revenue
	Properties	Units	Ownership	Units	% AIV NOI	Rent	Rent [1]	Average	Growth [2]
Target Markets
Los Angeles	14	4,645	86%	3,993	10.0%	$1,981	$1,350	46.7%	4.3%
Orange County	4	1,213	94%	1,143	2.9%	1,509	1,468	2.8%	5.2%
San Diego	6	2,144	97%	2,074	4.5%	1,219	1,303	-6.4%	5.0%

Southern CA Total	24	8,002	90%	7,210	17.4%	1,680	1,356	23.9%	4.6%

East Bay	2	413	86%	353	0.7%	1,226	1,281	-4.3%	5.4%
San Francisco	1	224	100%	224	0.5%	1,470	1,783	-17.6%	5.9%
San Jose	6	1,084	100%	1,084	2.0%	1,491	1,473	1.2%	7.5%

Northern CA Total	9	1,721	97%	1,661	3.2%	1,410	1,587	-11.2%	6.0%

Seattle	3	413	75%	310	0.6%	1,217	981	24.1%	4.8%

Pacific Total	36	10,136	91%	9,181	21.2%	1,617	1,375	17.6%	4.8%

Manhattan	22	957	100%	957	2.9%	2,523	2,794	-9.7%	5.5%
Suburban New York — New Jersey	4	1,162	81%	944	1.8%	1,172	1,456	-19.5%	4.0%

New York Total	26	2,119	90%	1,901	4.7%	1,793	2,060	-13.0%	5.0%

Washington — NoVA — MD	17	8,015	88%	7,048	14.4%	1,247	1,407	-11.4%	5.5%
Boston	11	4,129	100%	4,129	6.6%	1,162	1,653	-29.7%	5.3%
Philadelphia	7	3,888	94%	3,664	6.4%	1,231	1,008	22.1%	3.9%

Northeast Total	61	18,151	92%	16,742	32.1%	1,291	1,457	-11.4%	5.0%

Miami	5	2,471	95%	2,359	5.8%	1,541	1,032	49.3%	3.9%
Palm Beach — Ft Lauderdale	4	1,265	100%	1,265	1.2%	818	1,053	-22.3%	4.4%
Orlando	9	2,836	98%	2,774	2.7%	724	809	-10.5%	4.6%
Tampa	6	1,755	96%	1,688	1.7%	707	796	-11.2%	4.9%
Jacksonville	4	1,643	100%	1,643	1.5%	760	759	0.1%	4.3%

Florida Total	28	9,970	98%	9,729	12.9%	948	885	7.2%	4.3%

Houston	7	2,835	84%	2,376	2.0%	669	733	-8.7%	5.6%
Denver	9	2,553	78%	1,991	3.0%	800	819	-2.3%	5.0%
Phoenix	17	4,419	89%	3,911	3.5%	595	685	-13.1%	5.5%
Dallas — Fort Worth	2	569	100%	569	0.5%	702	753	-6.8%	4.6%
Atlanta	5	1,295	87%	1,125	1.4%	871	758	14.9%	4.7%

Sunbelt Total	68	21,641	91%	19,701	23.3%	810	805	0.6%	4.7%

Chicago	15	4,633	97%	4,472	8.1%	1,101	999	10.2%	4.3%

Total Target Markets	180	54,561	92%	50,096	84.7%	1,133	1,132	0.1%	4.8%

Other
Baltimore	5	1,180	84%	993	1.7%	1,064	976	9.0%	4.1%
Inland Empire	2	376	100%	376	0.4%	753	1,001	-24.8%	4.8%
Michigan	3	3,303	100%	3,303	2.4%	581	766	-24.2%	3.5%
Minneapolis	2	732	89%	651	1.6%	1,448	909	59.3%	4.3%
Nashville	4	1,114	77%	861	1.1%	845	711	18.8%	3.9%
Non-Target Florida	9	2,004	100%	2,004	1.8%	635	892	-28.8%	4.7%
Norfolk — Richmond	6	1,643	94%	1,551	2.6%	938	803	16.8%	3.1%
Providence RI	2	708	100%	708	0.9%	1,076	1,157	-7.0%	4.7%
Other Markets	5	3,024	95%	2,867	2.8%	694	721	-3.7%	4.3%

Total Other	38	14,084	95%	13,314	15.3%	791	825	-4.1%	4.0%

Grand Total	218	68,645	92%	63,410	100.0%	$1,060	$1,067	-0.7%	4.7%

[1]	1Q 2011 REIS

[2]	Represents the average of annual revenue growth projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.

25

Supplemental Schedule 8
Property Sales and Acquisition Activity
(dollars in millions, except average rent) (unaudited)
Second Quarter 2011 Dispositions

	Number	Number	Weighted		NOI			Aimco	Aimco
	of	of	Average	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Ownership	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional	7	1,741	96%	$93.8	6.9%	$51.9	$27.2	$84.4	$28.8	$658

Affordable	7	646	23%	$16.0	6.2%	$11.4	$3.2	$6.5	$2.5	$570

Total Dispositions	14	2,387	77%	$109.8	6.8%	$63.3	$30.4	$90.9	$31.3	$635

2011 Year-to-Date Dispositions

	Number	Number	Weighted		NOI			Aimco	Aimco
	of	of	Average	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Ownership	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [3]	9	2,219	88%	$104.2	7.0%	$58.3	$30.3	$89.9	$32.0	$614

Affordable	12	1,293	32%	$34.4	8.4%	$20.7	$11.5	$15.1	$8.5	$612

Total Dispositions	21	3,512	67%	$138.6	7.2%	$79.0	$41.8	$105.0	$40.5	$613

[1]
NOI Cap Rate is calculated based on Aimco’s share of the the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target:
Houston	1	326
Phoenix	3	802
Seattle	1	174

Total Target	5	1,302

Other:
Non-Target Florida	1	208
Indianapolis — Fort Wayne	1	328
Other Markets	2	381

Total Other	4	917

Total Sales	9	2,219

2011 Year-to-Date Acquisitions
During 2011, Aimco acquired the remaining noncontrolling limited partnership interests in six consolidated real estate partnerships that own nine properties and in which Aimco affiliates serve as general partner for a total cost of $13.6 million. The gross real estate value of the properties corresponding to the interests Aimco acquired totaled $84.9 million.

26

Supplemental Schedule 9
Capital Additions
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), property upgrades, redevelopment or casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
•	properties sold during the period or properties held for sale at the end of the period;

•	properties that are not multi-family such as commercial properties or fitness facilities; and

•	properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions			Actual Additions
	Three Months Ended June 30, 2011			Six Months Ended June 30, 2011
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$9,162	$1,332	$10,494	$12,949	$2,710	$15,659
Turnover capital additions	4,272	1,129	5,401	7,994	2,105	10,099
Capitalized site payroll and indirect costs	2,484	323	2,807	4,912	776	5,688

Total Capital Replacements	15,918	2,784	18,702	25,855	5,591	31,446
Capital Improvements	10,565	924	11,489	14,783	2,298	17,081
Redevelopment Additions	7,242	34	7,276	12,127	(191)	11,936
Casualties	2,050	377	2,427	5,223	629	5,852

Total Capital Additions	$35,775	$4,119	$39,894	$57,988	$8,327	$66,315

Capital Replacements and Improvements per Unit

Total units	64,893	19,130	84,023	64,893	19,130	84,023

Total Capital Replacements per unit	$245	$146	$223	$398	$292	$374
Capital Improvements per unit	163	48	137	228	120	203

Total Capital Replacements and Improvements per unit	$408	$194	$360	$626	$412	$577

27

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES
This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.
ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, and adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio; provide revenue growth that over time is similar to that of Conventional Properties; expand our investment opportunities; and provide helpful positioning with government bodies, benefiting Aimco’s business overall.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.

28

CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.
Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:
•	consolidated properties sold during the period or properties held for sale at the end of the period;

•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or

•	consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

	Three Months Ended	Six Months Ended
(in thousands) (unaudited)	June 30, 2011	June 30, 2011

Capital Additions per Schedule 9	$39,894	$66,315
Capital additions related to:
Unconsolidated real estate partnerships	(88)	(126)
Consolidated sold and held for sale properties	245	921
Consolidated properties Aimco owns but does not manage	63	162

Consolidated capital additions	$40,114	$67,272

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco’s proportionate financial measures on a per-unit basis.

29

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is equal to Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization as defined in Aimco’s credit agreement before capital addition reserves provided for in Aimco’s credit agreement. EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Aimco’s EBITDA to (b) total interest expense charges, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Debt Service Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Debt Service Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest Ratio; however, Aimco management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Aimco’s EBITDA to (b) the sum of total interest expense and dividends/distributions on preferred shares/units, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Fixed Charge Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest and Preferred Dividends Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Fixed Charge Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest and Preferred Dividends Ratio; however, Aimco management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, debt amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding operating real estate impairments and preferred stock redemption related amounts (adjusted for noncontrolling interests). Both operating real estate impairment losses and preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Operating real estate impairment losses, net of related income tax benefits and noncontrolling interests, are excluded from Pro forma FFO because Aimco believes the inclusion of such losses in FFO is inconsistent with the treatment of gains on the disposition of operating real estate, which are not included in FFO. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.

30

FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands) (unaudited)	2011	2010	2011	2010

Net loss attributable to Aimco common stockholders	$(33,177)	$(17,995)	$(64,950)	$(58,393)
Adjustments:
Depreciation and amortization	94,084	102,809	193,117	206,092
Depreciation and amortization related to non-real estate assets	(3,265)	(3,814)	(6,474)	(7,752)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(8,412)	(10,781)	(17,635)	(21,289)
Gain on dispositions of unconsolidated real estate and other, net of noncontrolling partners’ interest	(669)	(594)	(794)	(1,100)
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest	(12,845)	(22,245)	(19,397)	(39,478)
Depreciation of rental property, net of noncontrolling partners’ interest	1,417	4,443	3,351	9,552
Income tax expense (benefit) arising from disposals	82	152	260	(900)
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(4,845)	(4,865)	(10,546)	(10,102)
Preferred stock dividends	12,421	12,907	24,877	25,829
Preferred stock redemption related amounts	(2,749)	(2,779)	(2,749)	(2,779)
Amounts allocable to partcipating securities	54	42	111	—

Funds From Operations	$42,096	$57,280	$99,171	$99,680
Preferred stock dividends	(12,421)	(12,907)	(24,877)	(25,829)
Preferred stock redemption related amounts	2,749	2,779	2,749	2,779
Amounts allocable to participating securities	(128)	(234)	(349)	(345)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$32,296	$46,918	$76,694	$76,285

Operating real estate impairment losses, net of noncontrolling partners’ interest and related income tax benefit	2,706	3,701	4,181	11,910
Preferred equity redemption related amounts	(2,749)	(2,779)	(2,749)	(2,779)
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	3	(64)	(99)	(636)
Amounts allocable to participating securities	—	(5)	(7)	(45)

Pro Forma Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$32,256	$47,771	$78,020	$84,735

Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(16,188)	(16,310)	(27,695)	(27,826)
Amounts allocable to participating securities	74	88	245	148

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$16,142	$31,549	$50,570	$57,057

Weighted average shares — diluted FFO	119,484	116,659	118,567	116,496
Funds From Operations per share (diluted)	$0.27	$0.40	$0.65	$0.65
Pro forma Funds From Operations per share (diluted)	$0.27	$0.41	$0.66	$0.73
Adjusted Funds From Operations per share (diluted)	$0.14	$0.27	$0.43	$0.49
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties and properties that are not multi-family such as commercial properties or fitness facilities.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided on the following pages.

31

Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco’s
Earnings Release and Supplemental Schedule 6(a)
Second Quarter 2011 Compared to Second Quarter 2010
(in thousands) (unaudited)

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$187,267	$—	$(250)	$187,017	$179,099	$—	$3,538	$182,637
Affordable Same Store	32,826	—	—	32,826	31,656	—	5	31,661

Total Same Store	220,093	—	(250)	219,843	210,755	—	3,543	214,298
Other Conventional	22,422	(1,190)	4	21,236	21,427	(1,181)	368	20,614
Other Affordable	2,925	(2,925)	—	—	2,863	(2,863)	—	—

Total rental and other property revenues	245,440	(4,115)	(246)	241,079	235,045	(4,044)	3,911	234,912

Property operating expenses
Conventional Same Store	67,832	—	178	68,010	67,290	—	1,594	68,884
Affordable Same Store	13,597	—	2	13,599	13,916	—	8	13,924

Total Same Store	81,429	—	180	81,609	81,206	—	1,602	82,808
Other Conventional	10,092	(779)	—	9,313	10,098	(781)	195	9,512
Other Affordable	1,764	(1,764)	—	—	1,401	(1,401)	—	—

Total property operating expenses	93,285	(2,543)	180	90,922	92,705	(2,182)	1,797	92,320

Property NOI:
Conventional Same Store	119,435	—	(428)	119,007	111,809	—	1,944	113,753
Affordable Same Store	19,229	—	(2)	19,227	17,740	—	(3)	17,737

Total Same Store	138,664	—	(430)	138,234	129,549	—	1,941	131,490
Other Conventional	12,330	(411)	4	11,923	11,329	(400)	173	11,102
Other Affordable	1,161	(1,161)	—	—	1,462	(1,462)	—	—

Net real estate operations	$152,155	$(1,572)	$(426)	$150,157	$142,340	$(1,862)	$2,114	$142,592

	% Aimco
	2Q 2011 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	79%	2.4%	-1.3%	4.6%
Affordable Same Store	13%	3.7%	-2.3%	8.4%

Total Same Store	92%	2.6%	-1.4%	5.1%
Other Conventional	8%	3.0%	-2.1%	7.4%

Net real estate operations	100%	2.6%	-1.5%	5.3%

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
Second Quarter 2011
(in thousands) (unaudited)

	Three Months Ended March 31, 2011
		Proportionate
		Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Ownership	Proportionate
	Amounts	Partnerships	Interests	Amount	Adjustments	Property Amount
Conventional Same Store:
Rental and other property revenues	$199,162	$—	$(14,347)	$184,815	$1,070	$185,885
Property operating expenses	74,035	—	(5,641)	68,394	729	69,123

Property NOI	$125,127	$—	$(8,706)	$116,421	$341	$116,762

32

Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco’s
Earnings Release and Supplemental Schedule 6(c)
Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010
(in thousands) (unaudited)

	Six Months Ended June 30, 2011					Six Months Ended June 30, 2010
		Properties			Proportionate		Properties			Proportionate
	Proportionate	Owned but	Population	Ownership	Property	Proportionate	Owned but	Population	Ownership	Property
	Amount	Not Managed	Changes	Adjustments	Amount	Amount	Not Managed	Changes	Adjustments	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$372,081	$—	$(1,132)	$824	$371,773	$358,412	$—	$(1,114)	$7,163	$364,461
Affordable Same Store	65,704	—	(7,193)	—	58,511	62,711	—	(6,742)	11	55,980

Total Same Store	437,785	—	(8,325)	824	430,284	421,123	—	(7,856)	7,174	420,441
Other Conventional	44,147	(2,388)	1,132	136	43,027	43,112	(2,347)	1,114	742	42,621
Other Affordable	5,540	(5,540)	7,193	—	7,193	5,245	(5,244)	6,742	—	6,743

Total rental and other property revenues	487,472	(7,928)	—	960	480,504	469,480	(7,591)	—	7,916	469,805

Property operating expenses
Conventional Same Store	136,226	—	(483)	874	136,617	139,289	—	(546)	3,391	142,134
Affordable Same Store	27,393	—	(3,046)	(47)	24,300	28,791	—	(2,773)	15	26,033

Total Same Store	163,619	—	(3,529)	827	160,917	168,080	—	(3,319)	3,406	168,167
Other Conventional	21,122	(1,548)	483	78	20,135	20,812	(1,578)	546	386	20,166
Other Affordable	3,340	(3,340)	3,046	—	3,046	3,125	(3,126)	2,773	—	2,772

Total property operating expenses	188,081	(4,888)	—	905	184,098	192,017	(4,704)	—	3,792	191,105

Property NOI:
Conventional Same Store	$235,855	$—	$(649)	$(50)	$235,156	$219,123	$—	$(568)	$3,772	$222,327
Affordable Same Store	38,311	—	(4,147)	47	34,211	33,920	—	(3,969)	(4)	29,947

Total Same Store	274,166	—	(4,796)	(3)	269,367	253,043	—	(4,537)	3,768	252,274
Other Conventional	23,025	(840)	649	58	22,892	22,300	(769)	568	356	22,455
Other Affordable	2,200	(2,200)	4,147	—	4,147	2,120	(2,118)	3,969	—	3,971

Net real estate operations	$299,391	$(3,040)	$—	$55	$296,406	$277,463	$(2,887)	$—	$4,124	$278,700

	% Aimco
	YTD 2011 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	79%	2.0%	-3.9%	5.8%
Affordable Same Store	12%	4.5%	-6.7%	14.2%

Total Same Store	91%	2.3%	-4.3%	6.8%
Other Conventional	8%	1.0%	-0.2%	1.9%
Other Affordable	1%	6.7%	9.9%	4.4%

Net real estate operations	100%	2.3%	-3.7%	6.4%

Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)

						Subtract	Add
						Six Months Ended	Six Months Ended
	Year Ended December 31, 2010				Y2010 to Y2011	June 30, 2010	June 30, 2011
					Property
					Classification,
		Proportionate			Discontinued
		Share of			Operations and GAAP			TTM
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidation	Proportionate	Proportionate	Proportionate
	Amount	Partnerships	Interests	Amount	Accounting Changes	Amount	Amount	Amount
Rental and other property revenues:
Conventional Same Store properties	$816,986	$—	$(68,608)	$748,378	$(27,086)	$(358,412)	$372,081	$734,961
Other Conventional properties	82,855	4,730	(8,047)	79,538	8,090	(43,112)	44,147	88,663
Affordable properties	206,681	10,809	(74,100)	143,390	(4,012)	(67,956)	71,244	142,666

Total rental and other property revenues	1,106,522	15,539	(150,755)	971,306	(23,008)	(469,480)	487,472	966,290

Property operating expenses:
Conventional Same Store properties	312,904	—	(27,519)	285,385	(12,643)	(139,289)	136,226	269,679
Other Conventional properties	39,687	3,008	(3,941)	38,754	2,207	(20,812)	21,122	41,271
Affordable properties	99,708	6,398	(39,933)	66,173	(2,343)	(31,916)	30,733	62,647

Total property operating expenses	452,299	9,406	(71,393)	390,312	(12,779)	(192,017)	188,081	373,597

Net operating income:
Conventional Same Store properties	504,082	—	(41,089)	462,993	(14,443)	(219,123)	235,855	465,282
Other Conventional properties	43,168	1,722	(4,106)	40,784	5,883	(22,300)	23,025	47,392
Affordable properties	106,973	4,411	(34,167)	77,217	(1,669)	(36,040)	40,511	80,019

Total rental and other property revenues	$654,223	$6,133	$(79,362)	$580,994	$(10,229)	$(277,463)	$299,391	$592,693

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a through 6c is based on Aimco’s current period ownership.

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